Exhibit 99.1

NEWS RELEASE

CONTACT: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206 Financial Dynamics Investors: Julie Huang/Lanie Fladell Media: Sean Leous 212-850-5600

FOR RELEASE: 7:00 AM (Eastern) February 15, 2005

CONMED CORPORATION ANNOUNCES SHARE REPURCHASE

Utica, New York, February 15, 2005 ----- CONMED Corporation (Nasdaq: CNMD) announced today that its Board of Directors has authorized the Company to repurchase up to $50 million of its Common Stock, although no more than $25 million may be purchased in any calendar year. The repurchase program calls for shares to be purchased in the open market or in private transactions from time to time. CONMED may suspend or discontinue the program at any time.

CONMED expects principally to repurchase shares to offset the dilutive effect of the issuance of shares under its employee benefit plans, including as a result of the exercise of outstanding stock options, but may also repurchase shares from time to time depending upon market conditions, the market price of CONMED Common Stock and management’s assessment of CONMED’s liquidity and cash flow needs. The Company will finance the repurchases from cash-on-hand and amounts available under the Company’s bank credit facility.

Eugene Corasanti, Chief Executive Officer and Chairman of the Board said, “The Board’s decision to implement the share repurchase program reflects the Board’s belief in the Company’s performance. This program gives the Company the opportunity to offset the dilutive effect of the issuance of shares under the Company’s employee benefit plans, including the exercise of outstanding in-the-money stock options. It also permits the Company to enhance shareholder value by repurchasing some of our stock based on market conditions.”

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. Headquartered in Utica, New York, the Company’s 2,800 employees distribute its products worldwide from eleven manufacturing locations.

CONMED News Release Continued	Page 2 of 2	February 15, 2005

Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any acquisition (and its integration) or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.